Exhibit 99.1

FOR IMMEDIATE RELEASE

PERRIGO SIGNS AGREEMENT TO DIVEST TYSABRI® ROYALTY STREAM FOR UP TO $2.85 BILLION

DUBLIN, Ireland — February 27, 2017 — Perrigo Company plc (NYSE; TASE: PRGO), a leading global provider of Quality Affordable Healthcare Products®, today announced it has signed a definitive agreement to divest its rights to the royalty stream from the global net sales of the multiple sclerosis drug Tysabri® (natalizumab) to RPI Finance Trust, an affiliate of Royalty Pharma ("RPI"). This transaction is valued at a total consideration of up to $2.85 billion, composed of $2.2 billion in cash at closing and up to $650 million in potential milestone payments based upon future global net sales of Tysabri® in 2018 and 2020. This transaction is expected to close within 30 business days, subject to certain specified closing deliverables.

Perrigo's CEO John T. Hendrickson stated, "Today's announcement is the result of Perrigo's review of strategic alternatives for the Tysabri® royalty stream announced in November 2016. We are pleased to have reached an agreement that maximizes the value of this non-core asset. While dilutive to adjusted EPS, the significant upfront cash component will allow us to de-lever our balance sheet, which supports our investment grade financial policy, and better positions Perrigo to pursue our strategic plan. This transaction also furthers our stated strategy to enhance our portfolio and focus on our consumer-facing and Rx businesses. This is a meaningful step in our portfolio review process and I am confident that the Board and management will continue to focus on creating value for shareholders."

Royalty Pharma's CEO, Pablo Legorreta, stated, "We are pleased to complete this important transaction with Perrigo and help Perrigo meet its strategic objective.  Our diversified portfolio results in a low cost of capital, enabling us to provide the highest value to holders of royalties. Tysabri® is a product we have followed for many years, serving an important need in patients suffering from multiple sclerosis. We are excited to have a royalty interest in this critical therapy."

Under the terms of the agreement, Royalty Pharma will acquire all of Perrigo's rights to receive Tysabri® royalty payments from and after January 1, 2017, which Perrigo has under an agreement with Biogen, Inc.  Royalty Pharma will pay a cash purchase price of $2.2 billion at closing, plus additional payments of $250 million if the royalties earned on global net sales of Tysabri® meet specified thresholds during 2018 and $400 million if the royalties earned on global net sales of Tysabri® meet specified thresholds in 2020. Perrigo will also assign to Royalty Pharma certain information and audit rights under Perrigo's existing agreement with Biogen. The agreement provides that the transaction will close within 20 business days, subject to a 10 business day extension at Royalty Pharma's option upon Royalty Pharma's making a $1 billion purchase price deposit.

Tysabri® is an FDA approved treatment for multiple sclerosis. Perrigo acquired the rights to the Tysabri® royalty stream through the Company's 2013 acquisition of Elan Corporation plc.

Morgan Stanley & Co. LLC acted as sole structuring agent and lead financial advisor for this transaction. Evercore also acted as financial advisor to the Company and Wachtell, Lipton, Rosen & Katz is acting as a legal advisor to Perrigo. J.P. Morgan Securities LLC and BofA Merrill Lynch acted as financial advisors, and Goodwin Procter LLP and Matheson acted as legal advisors to Royalty Pharma in connection with this transaction.

About Perrigo

Perrigo Company plc, a leading global over-the-counter ("OTC") consumer goods company, offers patients and customers high quality products at affordable prices. From its beginning in 1887 as a packager of home remedies, Perrigo, headquartered in Ireland, has grown to become the world's largest manufacturer of OTC healthcare products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products in the U.S., and receives royalties from sales of the multiple sclerosis drug, Tysabri®. Perrigo provides "Quality Affordable Healthcare Products®" across a wide variety of product categories and geographies, primarily in North America, Europe, and Australia, as well as in other markets, including Israel, China, and Latin America. Visit Perrigo online at (http://www.perrigo.com).

About Royalty Pharma

Founded in 1996, Royalty Pharma is the industry leader in acquiring revenue-producing intellectual property, with over $15 billion in royalty assets.  Royalty Pharma funds innovation in life sciences both directly and indirectly: directly when it partners with life sciences companies to co-develop and co-fund products in late-stage clinical trials, and indirectly when it acquires existing royalty interests from the original innovators (academic institutions, research hospitals, foundations and inventors).  The company's portfolio includes royalty interests in over 40 approved products including AbbVie's Humira, AbbVie and J&J's Imbruvica, Biogen's Tecfidera, Vertex's Kalydeco and Orkambi, J&J's Remicade, Merck's Januvia, Gilead's Atripla and Truvada, Pfizer's Lyrica, and Astellas and Pfizer's Xtandi. Royalty Pharma is also a leading investor in pre-approval royalties, having committed over $850 million to direct R&D funding in exchange for royalties, and having invested over $4 billion in royalties on pre-approval products since 2011.

Perrigo Forward-Looking Statements

Certain statements in this press release are "forward-looking statements." These statements relate to future events, such as the ability or the timing of closing any transaction referred to herein, the value of the consideration that could be received in any such transaction, or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or the negative of those terms or other comparable terminology.

The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including future impairment charges, the ability to achieve its guidance, the ability to timely execute and achieve the desired benefits of its announced restructuring plan and initiatives, future asset sales and the timing, amount and cost of share repurchases, and sales of Tysabri® in the future, as well as other items that may be outside the control of the Company.  There can be no assurance that the Company will close on the announced transaction, including on the expected timeline, or that any purchase price, including any future contingent payments, will be earned or received.  In addition, there can be no assurance that the Company will be able to file its 2016 Form 10-K within the fifteen calendar day extension provided by Rule 12b-25, or that the Company may not identify one or more material weaknesses in its internal control over financial reporting, need to restate its financial statements or conclude that investors should no longer rely upon previously issued financial statements. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-KT for the six-month period ended December 31, 2015, as well as the Company's subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Perrigo Contacts

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications, (269) 686-3373; e-mail: bradley.joseph@perrigo.com

Arthur J. Shannon, Vice President, Global Corporate Affairs and European Investor Relations, +353 1709 4709, ajshannon@perrigo.com

Royalty Pharma Contact

Alexander v. Perfall,
Vice President, Investor Relations & Public Affairs
(212) 883-2298
APerfall@royaltypharma.com